SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

[X]  Preliminary Information Statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

[ ]  Definitive Information Statement

                    PROCESS TECHNOLOGY SYSTEMS, INC.
            (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

(1)  Title of each class of securities to which transaction applies:  N/A.

(2)  Aggregate number of securities to which transaction applies:  N/A.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A.

(4)  Proposed maximum aggregate value of transaction:  N/A.

(5)  Total fee paid:  N/A.

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:  $0.

         (2)   Form, Schedule or Registration Statement No.:  N/A

         (3)   Filing Party:  N/A

         (4)   Date Filed:  N/A

Contact Persons: Leonard W. Burningham, Esq.
                 Branden T. Burningham, Esq.
                 Suite 205, 455 East 500 South Street
                 Salt Lake City, Utah 84111
                 Tel: 801-363-7411; Fax: 801-355-7126

                  PROCESS TECHNOLOGY SYSTEMS, INC.
                      6371 Richmond, Suite 200
                       Houston, Texas 77057
                       INFORMATION STATEMENT

             WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
                     REQUESTED NOT TO SEND A PROXY

                            INTRODUCTION

          This Information Statement is being furnished to our shareholders (Process Technology Systems, Inc., a Nevada corporation [the "Company," "Process," "we", "our" or "us" or words or similar import]), regarding certain amendments to our Articles of Incorporation and our Amended and Restated Articles of Incorporation. The amendments increase our authorized shares; allow the Board of Directors, without shareholder approval, to effect re-capitalizations in the form of forward and reverse splits of our outstanding securities, provided that any such re-capitalization does not require a further amendment to our Articles of Incorporation; and adds a provision that summarizes the indemnification provisions of the General Corporation Law of the State of Nevada ("Nevada Law").

          Our Amended and Restated Articles of Incorporation were unanimously adopted by our Board of Directors, who also constitute our majority shareholders (the "Majority Shareholders"), collectively beneficially owning 1,398,023 shares of our common stock or approximately 70% of our outstanding voting securities. No other votes were required or necessary to adopt these amendments and the Amended and Restated Articles of Incorporation, and none are being solicited hereunder. See the captions "Voting Securities and Principal Holders Thereof" and "Amendments and Amended and Restated Articles of Incorporation and Vote Required for Approval," herein.

          Our Amended Articles of Incorporation will become effective on the opening of business on June 2, 2005, or a date that is at least 21 days from the mailing of this Information Statement to our shareholders. Our Amended and Articles of Incorporation are the only matters covered by this Information Statement.

               APPROXIMATE DATE OF MAILING: May 13, 2005.

          The following constitutes the full text of our Amended and Restated Articles of Incorporation:

                  AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                      OF

                        PROCESS TECHNOLOGY SYSTEMS, INC.

                                  ARTICLE ONE

          NAME: The name of the corporation is Process Technology Systems, Inc. (the "Corporation")

                                  ARTICLE TWO

          PRINCIPAL OFFICE: The location of the principal office of this Corporation within the State of Nevada is 502 East John Street, Room E, Carson City, Nevada 89706. This Corporation may maintain an office or offices in such other place within or without the State of Nevada as may be from time to time designated by the Board of Directors or by the By-Laws of the Corporation; and this Corporation may conduct all Corporation business of every kind or nature, including the holding of meetings of directors or shareholders, within or outside the State of Nevada.

                                ARTICLE THREE

          PURPOSE: The purpose for which this Corporation is formed is to engage in any lawful activity for which corporations may be organized under the General Corporation Law of the State of Nevada.

                                ARTICLE FOUR

          AUTHORIZATION OF CAPITAL STOCK: The amount of total authorized capital stock of the Corporation shall be:

          A. Two Hundred Million (200,000,000) shares of common stock with a par value of $0.002 per share.

          B. Twelve Million Five Hundred Thousand (12,500,000) shares of preferred stock with a par value of $0.25 per share. The Board of Directors has the right to set the series, classes, rights, privileges and preferences of the preferred stock or any class or series thereof, by amendment hereto, without shareholder approval.

                     Series A Non-Voting Preferred Stock

          Series A Non-Voting Preferred Stock with the following rights, privileges and preferences set by the Board of Directors, 291,620 shares: (i), non-voting; (ii) non-convertible; (iii) preference to dividends if any are declared, (iv), any dividends shall be non-cumulative; and (v), the preferred stock shall be entitled to an annual dividend of $0.10 per share, payable quarterly, commencing on or before 24 months from the date of issuance of certificates therefor, in the sole discretion of the board of directors.

                                ARTICLE FIVE

          DIRECTORS: The governing board of this Corporation shall be known as directors, and the Corporation shall have no less than one director.

          The number of directors may be increased or decreased in accordance with the By-Laws of this Corporation, so long as the Corporation has no less than one director.

                                ARTICLE SIX

          STOCK NON-ASSESSABLE: Fully-paid stock of this Corporation shall not be liable to further call or assessment.

                               ARTICLE SEVEN

          TERM OF EXISTENCE: This Corporation shall have perpetual existence.

                               ARTICLE EIGHT

          CUMULATIVE VOTING: No cumulative voting shall be permitted in the election of directors or for any other purpose whatsoever.

                               ARTICLE NINE

          PREEMPTIVE RIGHTS: Shareholders shall not be entitled to preemptive rights to acquire authorized but unissued stock of this Corporation or for any other purpose whatsoever.

                               ARTICLE TEN

          AMENDMENTS: The Board of Directors, without the approval of the shareholders, may amend the Articles of Incorporation to change the name of the Corporation to any name that conforms with any business or industry that the Board of Directors determines that the Corporation should engage in or which conforms with the name or names of any properties, businesses or companies acquired by the Corporation.

                             ARTICLE ELEVEN

          RE-CAPITALIZATIONS AFFECTING OUTSTANDING SECURITIES: The Board of Directors, without the approval of the shareholders, may adopt any re-capitalization affecting the outstanding securities of the Corporation by effecting a forward or reverse split of all of the outstanding securities of the Corporation, with appropriate adjustments to the Corporation's capital accounts, provided that the re-capitalization does not require any change in the Articles of Incorporation of the Corporation.

                            ARTICLE TWELVE

          INDEMNIFICATION: The Corporation shall, to the fullest extent permitted by the General Corporation Law of the State of Nevada, as the same may be amended and supplemented from time to time, indemnify any and all persons whom it shall have power to indemnify under said law from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said law, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under the By-Laws or any agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of any such person.

           END OF AMENDED AND RESTATED ARTICLES OF INCORPORATION

   REASONS FOR THE ADOPTION OF THE AMENDMENTS AND THE AMENDED AND RESTATED
                         ARTICLES OF INCORPORATION

     With the exception of the following, our Articles of Incorporation remain substantially unchanged:

Increase in Authorized Capitalization.
--------------------------------------

     Our Board of Directors believes that this new Article IV will provide us with greater flexibility by increasing our authorized capital to allow us to issue up to an additional 150,000,000 shares of our common stock by increasing our authorized capital from 50,000,000 shares of $0.002 par value common stock to 200,000,000 shares of $0.002 par value common stock, while retaining our currently authorized 12,500,000 shares of preferred stock. There are no current arrangements with our Company that would result in the issuance of the additional authorized shares; however we are constantly looking for acquisitions that would be beneficial to us, and the planned change in our capitalization may be important to any discussions in this respect.

Board of Director Authority to Effect Re-Capitalizations in the Form of Forward and Reverse Splits of our Outstanding Securities.
---------------------------------------------------------

     Our Board of Directors believes that with the present volatility in the trading prices of many low priced securities like ours in today's securities markets, that the power to effect re-capitalizations that can deal with these issues in a fast and efficient manner is necessary. Also, if shareholder approval is not required of such actions, the time, cost and expense associated with a re-capitalization can be substantially eliminated by this Article Eleven.

Indemnification of Directors and Executive Officers.
----------------------------------------------------

     This Article XII merely codifies the right under Nevada Law of our Board of Directors to indemnify directors, executive officers and others from certain liabilities for actions taken on our behalf in accordance with Nevada Law.

                            DISSENTERS' RIGHTS

          There are no dissenters' rights applicable with respect to the amendments to our Articles of Incorporation or our Amended and Restated Articles of Incorporation.

           INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

          No director, executive officer, nominee for election as a director, associate of any director, executive officer or nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, in the amendments or our Amended and Restated Articles of Incorporation which is not shared by all other shareholders.

              VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities.
------------------

          The securities that would have been entitled to vote if a meeting was required to have been held regarding these amendments to our Articles of Incorporation and the adoption of our Amended and Restated Articles of Incorporation consist of shares of our common stock. Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on May 13, 2005, the record date for determining our shareholders who would have been entitled to notice of and to vote on the amendments to our Articles of Incorporation and the adoption of our Amended and Restated Articles of Incorporation, was 2,000,000 shares.

Security Ownership of Principal Holders and Management.
-------------------------------------------------------

          The following table sets forth certain information as of May 13, 2005, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and
(iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 2,000,000 outstanding shares of our common stock.

                        Number of Shares           Percentage
Name and Address       Beneficially Owned           of Class
----------------       ------------------           --------
William A. Silvey, Jr.(1)     674,369(1)             33.7%
5227 Cripple Creek Court
Houston, Texas 77017

W. Scott Thompson(2)          653,654(2)             32.7%
6371 Richmond, Suite 200
Houston, Texas 77057

Leonard W. Burningham, Esq.(3) 212,858(3)            10.6%
455 East 500 South, Suite 205
Salt Lake City, Utah 84111

Bud Najvar, CPA(4)              70,000(4)             3.5%
16151 Cairnway Dr.
Suite 209
Houston, Texas 77087

TOTALS:                      1,610,881               80.5%

          (1) 80 of these shares are held of record in the name of the Silvey Children's Trust; 20 shares are owned by Tracy Silvey, a daughter of Mr. Silvey; 271,406 shares in the name of Fulton Holdings, Ltd., which is controlled by Mr. Silvey; 35,000 shares are held in the name of Josie Marie Silvey, the wife of Mr. Silvey; 100,000 shares are held in the name of Rockport Holdings, Ltd; and 25,000 shares are held in the name of WHMS Enterprises.

          (2) 83,568 of these shares are held of record in the name of the Thompson Family Trust; 100 shares are owned by W.L. Thompson, Jr., Mr. Thompson's father; 42,852 shares are owned by Candy Segall Thompson, Mr. Thompson's wife;
               21,426 shares are owned by Candy Segall Thompson c/f Traci Thompson, Mr. Thompson's daughter; 21,426 shares are owned by Candy Segall Thompson c/f William S. Thompson; 78,568 shares are owned by the William Scott Thompson 1983 Family Trust; 42,852 shares are owned by Happy Lucky, LLC, which is controlled by Mr. Thompson; 100,000 shares are owned by Alex Segall Family Trust, of which the wife and children of Mr. Thompson are sole beneficiaries; and 120,000 shares are owned by the WLT Reification Trust, of which Mr. Thompson is the primary beneficiary.

          (3) 64,278 of these shares are held in JTWROS with Stacy Burningham, Leonard W. Burningham's wife, and 30,000 shares are held Leonard W. Burningham C/F Roman Burningham UGTMA.

          (4) 70,000 shares are held in the name of Karen B. Najvar, wife of Mr. Najvar.

     Changes in Control.
     -------------------

          There are no present contractual arrangements or pledges of our securities that may result in a change in control of our Company; however we are constantly looking for acquisitions that would be beneficial to us, and, based upon our limited resources and assets and our current liabilities, any such transaction that was completed would no doubt result in a change in control of our Company.

   AMENDMENTS AND AMENDED AND RESTATED ARTICLES OF INCORPORATION AND VOTE
                           REQUIRED FOR APPROVAL

Nevada Law.
-----------

           Section 390 of the Nevada Law provides that every amendment to the Articles of Incorporation of a corporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such amendment. Sections 315 and 320, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of shareholders, may adopt such action without a meeting by written consent.

          Resolutions to effect these amendments were unanimously adopted by our Board of Directors and the Majority Shareholders who are directors who are named under the caption "Voting Securities and Principal Holders Thereof."
The Majority Shareholders owns approximately 70% of our outstanding voting
securities.   No other votes or consents are required or necessary to effect the amendments to our Articles of Incorporation or to adopt the Amended and Restated Articles of Incorporation.

Effective Date of Amendment.
----------------------------

          The effective date of the amendments and our Amended and Restated Articles of Incorporation will be on the opening of business on June 2, 2005, or 21 days from the mailing of this Information Statement to our shareholders.

                                 NOTICE

  THE MAJORITY SHAREHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE ADOPTION OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION AND THESE RESTATED AND AMENDED
 ARTICLES OF INCORPORATION BY OWNING IN EXCESS OF THE REQUIRED NUMBER OF OUR OUTSTANDING VOTING SECURITIES TO ADOPT THESE AMENDMENTS UNDER NEVADA LAW, AND
 HAVE DONE SO. NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE
                                REQUESTED.

                              BY ORDER OF THE BOARD OF DIRECTORS



May 13, 2005                  /s/William A. Silvey, Jr.
                              William A. Silvey, Jr., President


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